As filed with the Securities and Exchange Commission

                            on August 4, 1997               File No. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                      Form
                                       S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                             BANKAMERICA CORPORATION
             (Exact name of registrant as specified in its charter)

              Delaware                               94-1681731
              (State or other jurisdiction         (I.R.S. Employer
              of incorporation or organization)   Identification No.)

                             Bank of America Center
                              555 California Street
                         San Francisco, California 94104
                    (Address of principal executive offices)

                             BankAmerica Corporation
                           1992 Management Stock Plan
                            (Full title of the plan)

                                 Cheryl Sorokin
                             BankAmerica Corporation
                             Bank of America Center
                              555 California Street
                         San Francisco, California 94104
                             Telephone: 415/622-3530
                       (Name, Address and Telephone Number
                              of Agent for Service)

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                                      Proposed
                                     Proposed         maximum
                      Amount to be   maximum          aggregate     Amount of
Title of securities   registered     offering price   offering      registration
to be registered      (1)            per share (2)    price (2)     fee (2)
================================================================================
Common Stock,
$1.5625 par           10,658,006
value (3)             shares         $71.625       $763,379,679.80  $231,327.18
================================================================================
(1) Pursuant to Rule 416(a) of the Securities Act of 1933, this Registration Statement also covers an additional indeterminate number of shares which by reason of certain events specified in the Plan may become subject to the Plan.

(2) Pursuant to Rule 457(h), the maximum offering price was calculated to be $71.625 upon the basis of the average of the high and low prices of the common stock reported on the consolidated reporting system as of July 28, 1997, as reprinted in The Wall Street Journal, Western Edition.

(3) Each share of common stock registered pursuant to this Registration Statement includes a preferred share purchase right.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference.
         -----------------------------------------------

     Pursuant to General Instruction E to Form S-8, the contents of BankAmerica Corporation's Registration Statement on Form S-8 (File No. 33-50124) as filed with the Securities and Exchange Commission on July 29, 1992 are incorporated herein by reference, except as the same may be modified by the information set forth herein. This Registration Statement is being filed to register an additional 10,658,006 shares of BankAmerica Corporation Common Stock that became available in 1997 under the terms of the BankAmerica Corporation 1992 Management Stock Plan for grants and awards under the Plan.

Item 8.  Exhibits.
         --------

Exhibit
Number            Exhibit Description
-------           -------------------

   5              Opinion of Counsel

 23.1             Consent of Independent Auditors, Ernst & Young LLP

 23.2             Consent of Counsel (included in Exhibit 5)

 24               Powers of Attorney

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of San Francisco, and the State of California, on this 4th day of August, 1997.

                                                 BANKAMERICA CORPORATION
                                                       (Registrant)

                                                By:  /s/ JAMES S. WESTFALL
                                                --------------------------------
                                                    James S. Westfall
                                                    Senior Vice President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below on this 4th day of August, 1997 by the following persons in the capacities indicated.


Signature                               Title
---------                               -----

Principal Executive Officer:

*David A. Coulter                       Chairman of the Board and Chief
                                               Executive Officer
Principal Financial Officer:

*Michael E. O'Neill                        Vice Chairman and
                                        Chief Financial Officer
Principal Accounting Officer:

*John J. Higgins                        Executive Vice President and
                                          Chief Accounting Officer

DIRECTORS:

(A Majority of the Members of
the Board of Directors:)

      *JOSEPH F. ALIBRANDI                        Director
         *JILL E. BARAD                           Director
        *PETER B. BEDFORD                         Director
       *RICHARD A. CLARKE                         Director
        *DAVID A. COULTER                         Director
         *TIMM F. CRULL                           Director
       *KATHLEEN FELDSTEIN                        Director
        *DONALD E. GUINN                          Director
       *FRANK L. HOPE, JR.                        Director
        *WALTER E. MASSEY                         Director
        *JOHN M. RICHMAN                          Director
      *RICHARD M. ROSENBERG                       Director
       *A. MICHAEL SPENCE                         Director
      *SOLOMON D. TRUJILLO                        Director

*By: /s/ WILLIE C. BOGAN
     ---------------------------------
     Willie C. Bogan
     Attorney-in-Fact

Dated:  August 4, 1997

                                INDEX TO EXHIBITS

Exhibit
Number            Exhibit Description
-------           -------------------

   5              Opinion of Counsel

 23.1             Consent of Independent Auditors, Ernst & Young LLP

 23.2             Consent of Counsel (included in Exhibit 5)

 24               Powers of Attorney













































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